UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-1096634

(I.R.S. Employer
(State of incorporation or organization)	Identification no.)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class is to be
Title of each class to be so registered	registered
6.50% Series I Cumulative	New York Stock Exchange
Convertible Perpetual Preferred
Stock
If this form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-159040
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     This registration statement relates to the 6.50% Series I Cumulative Convertible Perpetual Preferred Stock (the “Series I Preferred Stock”) of Health Care REIT, Inc. (the “Registrant”). A description of the Series I Preferred Stock is contained in the section entitled “Description of Series I preferred stock” on pages S-47 through S-69 of the prospectus supplement filed by the Registrant with the SEC on March 2, 2011 as a supplement to its Registration Statement on Form S-3 (File No. 333-159040) (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) on May 7, 2009. Descriptions of the Registrant’s certificate of incorporation and by-laws, including provisions applicable to the Series I Preferred Stock, are contained in the sections entitled “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Restrictions on Transfer of Securities” and “Description of Certain Provisions of Our Certificate of Incorporation and By-Laws” on pages 11 through 15 and pages 20 through 22 of the prospectus dated May 7, 2009 contained in the Registration Statement. Such descriptions and the exhibits listed in Item 2 are incorporated herein by reference. Any prospectus supplement or prospectus or any amendment to the Registration Statement that includes a description of the Series I Preferred Stock and that is subsequently filed by the Registrant is hereinafter incorporated by reference herein.
Item 2. Exhibits.
     The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

3.1	Second Restated Certificate of Incorporation of the Registrant (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).

3.2	Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).

3.3	Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K filed June 13, 2003 (File No. 001-08923), and incorporated herein by reference thereto).

3.4	Certificate of Amendment of Second Restated Certificate of Incorporation of the Registrant (filed with the Commission as Exhibit 3.9 to the Registrant’s Form 10-Q filed August 9, 2007 (File No. 001-08923), and incorporated herein by reference thereto).

Exhibit No.	Description

3.5	Second Amended and Restated By-Laws of the Registrant (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 8-K filed October 29, 2007 (File No. 001-08923), and incorporated herein by reference thereto).

3.6	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A, of the Registrant (filed with the Commission as Exhibit 3.1 to the Registrant’s Form 10-K filed March 20, 2000 (File No. 001-08923), and incorporated herein by reference thereto).

3.7	Certificate of Designation of 7 7/8% Series D Cumulative Redeemable Preferred Stock of the Registrant (filed with the Commission as Exhibit 2.5 to the Registrant’s Form 8-A/A filed July 8, 2003 (File No. 001-08923), and incorporated herein by reference thereto).

3.8	Certificate of Designation of 7 5/8% Series F Cumulative Redeemable Preferred Stock of the Registrant (filed with the Commission as Exhibit 2.5 to the Registrant’s Form 8-A filed September 10, 2004 (File No. 001-08923), and incorporated herein by reference thereto).

3.9	Certificate of Designation of 6% Series H Cumulative Convertible and Redeemable Preferred Stock of the Registrant (filed with the Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed January 11, 2011 (File No. 001-08923), and incorporated herein by reference thereto).

4.1	Form of Certificate of Designation of 6.50% Series I Cumulative Convertible Perpetual Preferred Stock of the Registrant.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: March 3, 2011

HEALTH CARE REIT, INC.

By:	/s/ Scott A. Estes
Name:	Scott A. Estes
Title:	Executive Vice President and Chief Financial Officer